EXHIBIT 16.3

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
               KAYNE ANDERSON INTERNATIONAL RISING DIVIDENDS FUND

                              TOTAL RETURN FORMULA
                         n
                   P(1+T)  = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value of a  hypothetical
                                    $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of each such period (or fractional portion thereof)

For the 1 year period ended December 31, 1997:
                             1
                  $1,000(1+T)  = $1,164.20 or an annual compounded
                                 rate of 16.42%

For the period from October 18, 1996 (inception) to December 31, 1997:
                             1.20
                  $1,000(1+T)     = $1,194.03 or an average annual compounded
                                    rate of 15.89%